Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of SB Financial Group, Inc., an Ohio corporation (the "Company"), hereby constitutes and appoints Mark A. Klein and Anthony V. Cosentino, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to cause to be filed with the Securities and Exchange Commission the Company's Registration Statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, (i) 500,000 common shares, without par value (the "Common Shares"), of the Company for issuance and delivery pursuant to and under the terms of the 2017 SB Financial Group Stock Incentive Plan (the "2017 Incentive Plan") and (ii) an indeterminate number of additional Common Shares of the Company that may become issuable and deliverable in accordance with the anti-dilution provisions of the 2017 Incentive Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or either of them, or their, her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney to be effective as of August 16, 2017.

/s/ Gary M. Cates	/s/ Richard L. Hardgrove
Gary M. Cates	Richard L. Hardgrove

/s/ George W. Carter	/s/ Rita A. Kissner
George W. Carter	Rita A. Kissner

/s/ Robert A. Fawcett, Jr.	/s/ William G. Martin
Robert A. Fawcett, Jr.	William G. Martin

/s/ Gaylyn J. Finn	/s/ Timothy J. Stolly
Gaylyn J. Finn	Timothy J. Stolly